FOR IMMEDIATE RELEASE
AMEX: WOC

Wilshire Enterprises, Inc. Receives AMEX Letter Due to Delay in Filing of 2006 10-K

NEWARK, N.J., April 23, 2007 — As expected, Wilshire Enterprises, Inc. (“Wilshire” or the “Company”) (Amex: WOC) received a letter from the AMEX on April 18, 2007, stating that the Company is not in compliance with the AMEX’s continued listing requirements set forth in Sections 134 and 1101 of the AMEX Company Guide as a result of the Company’s delayed filing with the SEC of its Annual Report on Form 10-K for the year ended December 31, 2006.

As the Company indicated in its Notification of Late Filing under Form 12b-25, which was filed with the SEC in a timely manner, it is taking longer than expected to finalize the Company’s 2006 financial statements. The Company is working diligently to complete the
10-K, and currently expects to file the 10-K with the SEC by April 30, 2007.

About Wilshire Enterprises

Wilshire is engaged primarily in the ownership and management of real estate investments in the United States including Arizona, Florida, Texas and New Jersey.

FORWARD-LOOKING STATEMENT:

The non-historical statements in this press release (including the anticipated filing date of its 2006 10-K) are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such statements. Such risks and uncertainties include the impact of market, economic and competitive conditions on the Company and others, as well as other risks and uncertainties disclosed in the Company's 2005 Form 10-K filed with the Securities and Exchange Commission.

Company Contact: Sherry Wilzig Izak, Chairman, 201-420-2796
Agency Contact:    Neil Berkman, Berkman Associates, 310-826-5051